Exhibit 5.1

May 20, 2020

Comstock Resources, Inc.
5300 Town and Country Blvd., Suite 500
Frisco, TX 75034

Ladies and Gentlemen:

We have acted as special Nevada counsel to Comstock Resources, Inc., a Nevada corporation (the “Company”), in connection with the offer and sale by the Company of 1,325,000 shares of common stock of the Company, $0.50 par value per share (the “Shares”).  The offer and sale of the Shares have been registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-217453) filed by the Company with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”) (as so filed and as amended, the “Registration Statement”), including a base prospectus dated May 11, 2017 (the “Base Prospectus”), as supplemented by a Final Prospectus Supplement dated May 13, 2020 relating to the Shares (the “Prospectus Supplement,” and together with the Base Prospectus, the “Disclosure Package”). The Company has entered into an Underwriting Agreement dated as of May 13, 2020, among the Company and Citigroup Global Market Inc., as representative of the Underwriters listed on Schedule A thereto (the “Underwriting Agreement”), relating to the sale of the Shares.  Capitalized terms not defined herein shall have such meaning as set forth in the Underwriting Agreement.

In connection with this opinion, we have examined originals or copies, certified, or otherwise identified to our satisfaction, of:

(i)	the Second Amended and Restated Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on August 13, 2018;
(ii)	Certificate of Amendment to Articles of Incorporation, as filed with the Nevada Secretary of State on July 16, 2019;
(iii)	Certificate of Designation, as filed with the Nevada Secretary of State on July 16, 2019;

Comstock Resources, Inc.

May 20, 2020

(iv)	Amended and Restated Bylaws of the Company, adopted August 21, 2014, as amended August 17, 2018 and as further amended July 15, 2019, and certified to us to be currently in effect;
(v)	A Certificate of Good Standing for the Company issued by the Nevada Secretary of State on May 19, 2020
(vi)	The Registration Statement;
(vii)	the Base Prospectus;
(viii)	the Prospectus Supplement;
(ix)

Resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) dated April 25, 2017, authorizing and approving the Registration Statement, the issuance and sale of the securities described in the Registration Statement;

(x)

Resolutions of the board of directors of the Company adopted as of May 4, 2020, authorizing and approving the Preliminary Prospectus Supplement, the issuance and sale of the securities described in the Preliminary Prospectus Supplement, and designating the Pricing Committee;

(xi)	Resolutions of the Pricing Committee of the Company, dated May 13, 2020, approving certain pricing terms of the Shares, and matters related thereto; and
(xii)	a certificate, dated May 20, 2020, from an Officer of the Company as to certain factual matters, including, the incumbency of the officers of the Company (the “Officer's Certificate”);

In addition to the foregoing, we have examined such other instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

In rendering the opinions contained herein, we have, with your permission, made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true, correct, and complete copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; (iv) all persons who signed such documents on behalf of a business entity were duly authorized to do so; (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate. We have assumed that there are no amendments, modifications, or supplements to such documents other than those amendments, modifications, and supplements that are known to us.

This opinion is limited to the Nevada Revised Statutes, and we disclaim any opinion as to the laws of any other jurisdiction.  We further disclaim any opinion as to any other statute, rule,

Comstock Resources, Inc.

May 20, 2020

regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, it is our opinion that upon receipt of consideration therefor, the Shares will be validly issued, fully paid and nonassessable.

This opinion is rendered to you in connection with the Registration Statement and is not to be relied upon for any other purpose. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

     This opinion is based upon our knowledge of the law and facts relevant to the transactions herein referenced as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

WOODBURN AND WEDGE

By:/s/ Shawn G. Pearson

Shawn G. Pearson